U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 16, 2015
ADVANCED EMISSIONS SOLUTIONS, INC.
(Name of registrant as specified in its charter)

Delaware	000-54992	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, CO	80129
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (720) 598-3500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On December 16, 2015, Advanced Emissions Solutions, Inc. (the “Company”), entered into the First Amendment to Rights Agreement (the “Amendment”) between the Company and Computershare Trust Company, N.A. (the “Rights Agent”) that amends the Rights Agreement dated February 1, 2015 (the “Rights Agreement”) between the Company and the Rights Agent.
The Amendment amends the definition of an “Acquiring Person” under the Rights Agreement to increase the beneficial ownership threshold of the Company's common stock in such definition from 10% to 20% and to make conforming changes in the “Summary of Rights” included in Exhibit C of the Rights Agreement. No other changes were made to the Rights Agreement. A copy of the Rights Agreement was previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 2, 2015.
The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, attached hereto as Exhibit 4.2 and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.
See the description set out under “Item 1.01 - Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.2	First Amendment to Rights Agreement, dated as of December 16, 2015 by and between the Company and Computershare Trust Company, N.A., as rights agent.
99.1	Press release dated December 16, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 17, 2015

Advanced Emissions Solutions, Inc.
Registrant

/s/ L. Heath Sampson
L. Heath Sampson
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.2	First Amendment to Rights Agreement, dated as of December 16, 2015 by and between the Company and Computershare Trust Company, N.A., as rights agent.
99.1	Press release dated December 16, 2015.

4